UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): February 10, 2009

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 10, 2009 Archon Corporation (the “Company”), through its Audit Committee, recommended the retention of the public accountancy firm of De Joya Griffith & Company, LLC (the “Accountants”) to the Board of Directors of Archon Corporation for the current fiscal year and the Company has approved of the retention recommendation made by the Audit Committee.

The Accountants maintain primary offices in the City of Henderson, Nevada, which is located adjacent to the City of North Las Vegas where the Company’s offices are located, and the Accountants will act as the Company’s independent registered accountants and provide ongoing audit and tax preparation services to the Company. The described services to be offered to the Company by this firm will commence immediately. The Company has not previously utilized the services of this firm during the past two years.

Attached as Exhibit 99.1 is a letter to the accountancy firm of Piercy Bowler Taylor & Kern, the Company’s accountants for the past two fiscal years, confirming the appointment of De Joya Griffith & Company, LLC.

Also attached as Exhibit 99.2 is a letter from Piercy Bowler Taylor & Kern confirming, pursuant to Item 304(a)(1) and 304(a)(3) of Regulation S-K, that Piercy Bowler Taylor & Kern agrees with the following representations of the Company: (a) that no report of Piercy Bowler Taylor & Kern, made on behalf of the Company, and during the prior two years, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles; (b) that during the prior two most recent fiscal years (and any subsequent interim periods), there were no known disagreements with the Company on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Piercy Bowler Taylor & Kern, would have caused Piercy Bowler Taylor & Kern to refer to the disagreement(s) in connection with any report it may be required to issue; and, (c) that Piercy Bowler Taylor & Kern is aware of no reportable event(s) regarding the Company that have not been heretofore adequately disclosed.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following Exhibit is furnished herewith:

Exhibit Number	Description

99.1	Letter To The Accountancy Firm of De Joya Griffith & Company Dated February 3, 2009

99.2	Letter From The Accountancy Firm of Piercy Bowler Taylor & Kern Dated February 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	President, CEO and Chairman of the Board

Dated: February 17, 2009